Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No.1 to the Registration Statement (Form S-3 No. 333-102436) and related Prospectus of FindWhat.com, Inc. of our report dated June 7, 2004, with respect to the consolidated financial statements of Espotting Media Inc. for each of the three years in the period ended March 31, 2004 included in the Current Report on Form 8-K/A dated February 9, 2004 and filed June 29, 2004, with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

London, England
September 3, 2004